EXHIBIT 10.15


         05/08/96


                           LOAN AND SECURITY AGREEMENT

                               DATED: MAY 10, 1996

                                   $24,500,000

                                 BY AND BETWEEN

                           FLEET CAPITAL CORPORATION,

                                    AS LENDER

                                       AND

                              EAGLE PLASTICS, INC.,


                             PACIFIC PLASTICS, INC.,

                                       AND

                          ARROW PACIFIC PLASTICS, INC.

                                  AS BORROWERS

                                      WITH


                         EAGLE PACIFIC INDUSTRIES, INC.,

                                  AS GUARANTOR



         TABLE OF CONTENTS                                                  PAGE
         -----------------                                                  ----


SECTION 1.  CREDIT FACILITY.................................................. 1

         1.1         Revolving Credit Loans.................................. 1
         1.2         Term Loan............................................... 2

SECTION 2.  INTEREST, FEES AND CHARGES....................................... 2

         2.1         Interest................................................ 2
         2.2         Computation of Interest and Fees........................ 5
         2.3         Closing Fee............................................. 5
         2.4         Unused Line Fee......................................... 5
         2.5         Collection Charges...................................... 5
         2.6         Audit and Appraisal Fees................................ 5
         2.7         Reimbursement of Expenses............................... 5
         2.8         Bank Charges............................................ 6

SECTION 3.  LOAN ADMINISTRATION.............................................. 6

         3.1         Manner of Borrowing Revolving Credit Loans.............. 6
         3.2         Payments................................................ 7
         3.3         Mandatory Prepayments................................... 8
         3.4         Application of Payments and Collections................. 8
         3.5         All Loans to Constitute One Obligation.................. 9
         3.6         Loan Account............................................ 9
         3.7         Statements of Account................................... 9

SECTION 4. TERM AND TERMINATION.............................................. 9

         4.1         Term of Agreement....................................... 9
         4.2         Termination............................................. 9

SECTION 5.  SECURITY INTERESTS...............................................11

         5.1         Security Interest in Collateral.........................11
         5.2         Lien Perfection; Further Assurances.....................11
         5.3         Lien on Realty..........................................12

SECTION 6.  COLLATERAL ADMINISTRATION........................................12

         6.1         General.................................................12
         6.2         Administration of Accounts..............................13
         6.3         Administration of Inventory.............................15
         6.4         Administration of Equipment.............................15
         6.5         Payment of Charges......................................16

SECTION 7.  REPRESENTATIONS AND WARRANTIES...................................16

         7.1         General Representations and Warranties..................16
         7.2         Continuous Nature of Representations and Warranties.....22
         7.3         Survival of Representations and Warranties..............22

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS..............................22

         8.1         Affirmative Covenants...................................22
         8.2         Negative Covenants......................................24
         8.3         Specific Financial Covenants............................29

SECTION 9.  CONDITIONS PRECEDENT.............................................31

         9.1         Documentation...........................................32
         9.2         No Default..............................................32
         9.3         Other Loan Documents....................................32
         9.4         Equity..................................................32
         9.5         Subordinated Debt.......................................32
         9.6         Availability............................................32
         9.7         No Litigation...........................................32
         9.8         Net Operating Carry Forward.............................32

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...............33

         10.1        Events of Default.......................................33
         10.2        Acceleration of the Obligations.........................35
         10.3        Other Remedies..........................................35
         10.4        Remedies Cumulative; No Waiver..........................36

SECTION 11.  MISCELLANEOUS...................................................37

         11.1        Power of Attorney.......................................37
         11.2        Indemnity...............................................38
         11.3        Modification of Agreement; Sale of Interest.............38
         11.4        Severability............................................38
         11.5        Successors and Assigns..................................39
         11.6        Cumulative Effect; Conflict of Terms....................39
         11.7        Execution in Counterparts...............................39
         11.8        Notice..................................................39
         11.9        Lender's Consent........................................40
         11.10       Credit Inquiries........................................40
         11.11       Time of Essence.........................................40
         11.12       Entire Agreement........................................40
         11.13       Interpretation..........................................41
         11.14       GOVERNING LAW; CONSENT TO FORUM.........................41
         11.15       WAIVERS BY BORROWER.....................................42
         11.16       Publicity...............................................42
         11.17       Reimbursement...........................................42


         LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 10th day of May 1996, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 West Madison Street, Chicago, Illinois 60606; and EAGLE PLASTICS, INC. ("EPI"), a Nebraska corporation with its chief executive office and principal place of business at 146 North Maple Street, Hastings, Nebraska 68902 and PACIFIC PLASTICS, INC. ("PPI"), an Oregon corporation with its chief executive office and principal place of business at 21500 Northwest Plastics Drive, Hillsboro, Oregon 97124 and ARROW PACIFIC PLASTICS ("APP"), a Utah corporation with its chief executive office and principal place of business at 44 East 8th Avenue, Midvale, Utah 84047. EPI, PPI and APP are hereinafter sometimes referred to individually as "Borrower" and collectively as "Borrowers." Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.  CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000) available upon Borrowers' request therefor, as follows:

         1.1      Revolving Credit Loans.

                           1.1.1 Loans and Reserves. Lender agrees, for so long
                  as no Default or Event of Default exists, to make Revolving Credit Loans to EPI from time to time, as requested by EPI in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the EPI Borrowing Base at such time. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to PPI from time to time, as requested by PPI in the manner set forth in Section 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the PPI Borrowing Base at such time. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to APP from time to time, as requested by APP in the manner set forth in subsection 3.1.1 hereof up to a maximum principal amount at any time outstanding equal to the APP Borrowing Base at such time. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (ii) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower and Borrowers have not already established funded reserves over which Lender has a security interest; and (iii) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

                           1.1.2 Use of Proceeds. The Revolving Credit Loans
                  shall be used solely for the satisfaction of existing Indebtedness of EPI to FirsTier Bank, National Association, for the satisfaction of existing Indebtedness of PPI and/or APP to Bank of America Oregon, for the purpose of paying transaction costs related to this transaction in an amount not to exceed $700,000, for the purpose of paying a dividend to Company to permit Company to repay a portion of its Indebtedness for Money Borrowed owed to Blair, to permit Company to purchase shares of stock of EPI and to permit Company to pay professional fees, and for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

         1.2      Term Loan.

                           1.2.1 Term Loan. Lender agrees to make (i) a term
                  loan to EPI on the Closing Date in the principal amount of Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000) which shall be repayable in accordance with the terms hereof and the terms of the EPI Term Note and shall be secured by all of the Collateral, (ii) a term loan to PPI on the Closing Date in the principal amount of Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000) which shall be repayable in accordance with the terms hereof and the PPI Term Note and shall be secured by all of the Collateral, and (iii) a term loan to APP on the Closing Date in the principal amount of Nine Hundred Fifty Thousand Dollars ($950,000) which shall be repayable in accordance with the terms hereof and the APP Term Note and shall be secured by all of the Collateral. The proceeds of the EPI Term Loan, the PPI Term Loan and the APP Term Loan shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

SECTION 2.  INTEREST, FEES AND CHARGES

         2.1      Interest.

                  2.1.1    Rates of Interest.

                           (A) Interest. (i) Interest shall accrue on the Prime Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at a fluctuating rate per annum equal to the sum of one-quarter of one percent (1/4%) plus the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

                                    (ii) Interest shall accrue on each LIBOR
                                    Revolving Loan Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Revolving Loan Portion plus two and one-half percent (2 1/2%).

                                    (iii) Interest shall accrue on each LIBOR
                                    Term Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Term Portion plus two and three-quarters percent (2 3/4%).

                           (B)      LIBOR Option.

                                    (i) Conditions for Basing Interest on the
         LIBOR Rate. Upon the condition that:

                                    (a) Lender shall have received a LIBOR
                           Request from EPI (in respect to the Term Loan and Revolving Credit Loan made to EPI) or PPI (in respect to Revolving Credit Loans made to PPI and APP) at least 3 Business Days prior to the first day of the LIBOR Period requested:

                                    (_)(b) There shall have occurred no change
                           in applicable law which would make it unlawful for Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

                                    (c) As of the date of the LIBOR Request and
                           the first day of the LIBOR Period, there shall exist no Default or Event of Default which has not been waived by Lender; and

                                    (d) Lender shall have determined in good
                           faith that it is able to determine the LIBOR Rate in respect of the requested LIBOR Period and that Lender is able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period;

         then interest on the LIBOR Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate. The foregoing notwithstanding, Borrowers acknowledge that there may not be more than three LIBOR Portions outstanding at any one time.

                           (ii) Indemnification for Funding and Other Losses. Each LIBOR Request shall be irrevocable and binding on Borrowers. Borrowers shall indemnify Lender against any expense or loss suffered by Lender as a result of any failure on the part of Borrowers to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement or as a result of the prepayment of the applicable LIBOR Portion prior to the last day of the applicable LIBOR Period, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain the requested LIBOR Portion, when, as a result of such failure on the part of Borrowers or prepayment by Borrowers, interest on such LIBOR Portion is not based on the applicable LIBOR Rate for the requested LIBOR Period.

                           (iii) Change in Applicable Laws, Regulations, etc. If any Legal Requirement shall make it unlawful for Lender to fund through the purchase of U.S. dollar deposits any LIBOR Portion, or otherwise to give effect to its obligations as contemplated under this Section 2.1.1(B), or shall impose on Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of Lender which includes any LIBOR Portion, or shall impose on Lender any restrictions on the amount of such a category of liabilities or assets which Lender may hold, (i) Lender may by notice thereof to Borrowers terminate the LIBOR Option, with respect to the Term Loan and the Revolving Credit Loans made or to be made by Lender, (ii) any LIBOR Portion subject thereto shall immediately bear interest thereafter at the rate provided for in Section 2.1.1(A) payable on the dates provided for in Section
         3.2.2 and (iii) Borrowers shall indemnify Lender against any out-of-pocket loss, penalty or expense incurred by Lender by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain such LIBOR Portion.

                           (iv) Taxes. It is the understanding of Borrowers and Lender that Lender shall receive payments of amounts of principal of and interest on the Revolving Credit Loans and the Term Loan with respect to the LIBOR Portions from time to time subject to a LIBOR Option free and clear of, and without deduction for, any Taxes. If (i) Lender shall be subject to any such Tax in respect of any such LIBOR Portion or any part thereof or (ii) Borrowers shall be required to withhold or deduct any such Tax from any such amount, the LIBOR Rate applicable to such LIBOR Portion shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payments by Lender or the withholding by Borrowers of such Tax and Borrowers shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Lender of the amount of such costs shall, in the absence of manifest error, be conclusive, and at Borrowers' request, Lender shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive.

                           2.1.2 Default Rate of Interest. Upon and during the
                  continuance of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

                           2.1.3 Maximum Interest. In no event whatsoever shall
                  the aggregate of all amounts deemed interest hereunder or under the Term Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement, or the Term Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

         2.2 Computation of Interest and Fees. Interest, unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located in Chicago, Illinois.

         2.3 Closing Fee. Borrowers shall pay to Lender a closing fee of One Hundred Twenty-Five Thousand Dollars ($125,000), which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder.

         2.4 Unused Line Fee. Borrowers shall pay to Lender a fee equal to one-half of one percent (1/2%) per annum of the average monthly amount by which Sixteen Million Five Hundred Thousand Dollars ($16,500,000) exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

         2.5 Collection Charges. If items of payment are received by Lender at a time when there are no Revolving Credit Loans outstanding, such items of payment shall be subject to a collection charge equal to one days' interest on the amount thereof at the rate then applicable to Revolving Credit Loans, which collection charges shall be payable by Borrowers to Lender on the first Business Day of each month.

         2.6 Audit and Appraisal Fees. Borrowers shall pay to Lender audit and appraisal fees in the amount of $2,500 for each calendar quarter or portion thereof within the Original Term hereof plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Such fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower which request shall itemize such fees and expenses in reasonable detail.

         2.7 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers' affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors provided that Borrowers shall not be required to reimburse Participating Lenders for the cost of more than one counsel in connection with any such enforcement action; or
                  (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
                  Section 6 hereof. The foregoing notwithstanding, (i) Lender agrees that Borrowers shall not be required to reimburse Lender for legal fees and out-of-pocket expenses incurred in connection with the preparation and negotiation of this Loan Agreement and the other Loan Documents executed on or about the Closing Date in excess of $60,000, and (ii) Borrowers shall not be required to reimburse Lender or any Participating Lender for any costs or expenses incurred in any action in which Borrowers, pursuant to a final non-appealable court order, are the prevailing party. Lender acknowledge prior receipt of Seventy-Five Thousand Dollars ($75,000) from Company or Borrowers. Said amount shall be applied towards expenses owed Lender pursuant to this Section 2.7 and any excess shall be refunded to Borrowers.

         2.8 Bank Charges. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with
                  (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender, of proceeds of loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3.  LOAN ADMINISTRATION.

         3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                           3.1.1 Loan Requests. A request for a Revolving Credit
                  Loan shall be made, or shall be deemed to be made, in the following manner: (i) EPI on behalf of itself, PPI on behalf of itself or APP on behalf of itself, may give Lender notice of its intention to borrow, in which notice EPI, PPI or APP, as applicable, shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Chicago time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by EPI, PPI or APP. Unless EPI, PPI or APP, as applicable, specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from either EPI, PPI or APP, Lender shall have no liability to Borrowers for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

                           3.1.2 Disbursement. Borrowers hereby irrevocably
                  authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by EPI, PPI or APP, as applicable, and Lender from time to time or elsewhere if pursuant to a written direction from EPI, PPI or APP, as applicable; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

                           3.1.3 Authorization. Borrowers hereby irrevocably
                  authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder. Lender shall promptly give Borrowers notice of such advance.

         3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                           3.2.1 Principal. Principal payable on account of
                  Revolving Credit Loans shall be payable by Borrowers to Lender immediately upon the earliest of (i) the receipt by Lender or any Borrower of any proceeds of any of the Collateral other than Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance. Principal payable on account of the Term Loan shall be payable by Borrowers to Lender in accordance with the terms and conditions of the Term Note and the provisions of this Agreement.

                           3.2.2 Interest. Interest accrued on the Prime Portion
                  and the LIBOR Portions shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
                  (ii) the occurrence of an Event of Default in the consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, the Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Prime Portion and the LIBOR Portions during the immediately preceding month. Lender shall promptly give Borrowers notice of such advance.

                           3.2.3 Costs, Fees and Charges. Costs, fees and
                  charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

                           3.2.4 Other Obligations. The balance of the
                  Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

         3.3      Mandatory Prepayments.

                           3.3.1 Proceeds /of Sale, Loss, Destruction or
                  Condemnation of Collateral. Except as provided in subsection
                  6.4.2 hereof, if any Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrowers and as a mandatory prepayment of the Term Loan, a sum equal to the proceeds (including insurance payments) received by any Borrower from such sale, loss, destruction or condemnation. Any such mandatory prepayment of the Term Loan shall be applied against regularly scheduled installment payments due under the Term Note in inverse order maturity, and shall be applied, pro rata, to the outstanding principal balance of the EPI Term Note, the PPI Term Note and the PPI Term Note.

         3.4 Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Chicago time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago time, on any Business Day shall be deemed received on the following Business Day. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt of such item in immediately good funds. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and after the occurrence and during the continuation of an Event of Default, Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and during the continuation of an Event of Default.

         3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

         3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

         3.7 Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 30 days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4. TERM AND TERMINATION

         4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers upon or during the continuation of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including May 9, 1999 (the "Original Term"), unless terminated as provided in Section 4.2 hereof.

         4.2      Termination.

                           4.2.1 Termination by Lender. Upon at least 90 days
                  prior written notice to Borrowers, Lender may terminate this Agreement as of the last day of the Original Term and Lender may terminate this Agreement without notice upon or during the continuation of an Event of Default.

                           4.2.2 Termination by Borrower. Upon at least 90 days
                  prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination (either pursuant to Section 4.2.1 above or this Section 4.2.2) shall be effective until Borrowers have paid all of the Obligations in immediately available funds. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in any such termination notice given pursuant to this Section 4.2.2 or pursuant to Section 4.2.1 above. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                           4.2.3 Termination Charges. At the effective date of
                  termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) the sum of one percent of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus three percent (3%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the first twelve-month period of the Original Term (May 10, 1996 through May 9, 1997); (ii) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus two percent (2%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the second 12-month period of the Original Term (May 10, 1997 through May 9,
                  1998); and one percent (1%) of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date if termination occurs during the third 12-month period of the Original Term (May 10, 1998 through May 8, 1999). If termination occurs on the last day of the Original Term, no termination charge shall be payable. Any other prepayment of the Term Loan shall be subject to a prepayment fee equal to
                  (i) the sum of (x) one percent of the lesser of the amount of the prepayment or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus (y) three percent (3%) of the remainder (if any) of the prepayment, if the prepayment occurs during the first twelve-month period of the Original Term; the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or ($4,000,000) less the amount of any prior prepayments of the Term Loan, plus (y) two percent (2%) of the remainder (if any) of the prepayment if the prepayment occurs within the second twelve month period of the Original Term; and one percent of the amount of the prepayment, if the prepayment occurs during the third 12-month period of the Original Term. No prepayment fee shall be due in respect to any prepayment made after May 8, 1999.

                           4.2.4 Effect of Termination. All of the Obligations
                  shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.  SECURITY INTERESTS

         5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrowers hereby grant to Lender a continuing Lien upon all of Borrowers' assets, including all of the following Property and interests in Property of Borrowers, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i)      Accounts;

                           (ii)     Inventory;

                           (iii)    Equipment;

                           (iv)     General Intangibles;

                           (v)      Investment Property;

                           (vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                           (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                           (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

         5.2 Lien Perfection; Further Assurances. Borrowers shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrowers hereby authorize Lender to execute and file any such financing statement on Borrowers' behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements reasonably deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

         5.3 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages. If any Borrower shall acquire at any time or times hereafter any interest in other real Property (other than leasehold interests in sales offices), such Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrowers' expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to each Mortgage and each New Mortgage, such Borrower shall deliver to Lender, at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender, as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Said policies shall be in form and substance satisfactory to Lender. Such Borrower shall also deliver to Lender such other documents, including, without limitation, ALTA Surveys of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to any such New Mortgage.

SECTION 6.  COLLATERAL ADMINISTRATION

         6.1      General

                           6.1.1 Location of Collateral. All Collateral, other
                  than Inventory in transit and motor vehicles, will at all times be kept by Borrowers and their respective Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

                           6.1.2 Insurance of Collateral. Borrowers shall
                  maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

                           6.1.3 Protection of Collateral. All expenses of
                  protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

         6.2      Administration of Accounts.

                           6.2.1 Records, Schedules and Assignments of Accounts.
                  EPI shall execute and deliver to Lender a Borrowing Base Certificate in the form attached hereto as Exhibit C on a monthly basis or, if requested by Lender, more frequently. PPI and APP shall execute and deliver to Lender a Borrowing Base Certificate in the form attached hereto as Exhibit C-1 on a monthly basis or, if requested by Lender, more frequently. Each Borrower shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, each Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all of its Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. If requested by Lender, each Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                           6.2.2 Discounts, Allowances, Disputes. If any
                  Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between any Borrower and any Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and during the continuation of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrowers.

                           6.2.3 Taxes. If an Account includes a charge for any
                  tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however, that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower. Borrowers will be given notice of, and will be consulted with respect to, such payment if no Event of Default has occurred and is continuing.

                           6.2.4 Account Verification. Whether or not a Default
                  or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process. So long as no Event of Default has occurred and is continuing, the Lender will verify accounts using an anonymous name or some third party service.

                           6.2.5 Maintenance of Dominion Account. Borrowers
                  shall maintain a Dominion Account(s) pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrowers shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                           6.2.6 Collection of Accounts, Proceeds of Collateral.
                  To expedite collection, Borrowers shall endeavor in the first instance to make collection of their respective Accounts for Lender. All remittances received by such Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrowers as trustee of an express trust for Lender's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times during the continuance of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrowers.

         6.3      Administration of Inventory.

                           6.3.1 Records and Reports of Inventory. Borrowers
                  shall keep accurate and complete records of its Inventory. Each Borrower shall furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the fifteen day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

                           6.3.2 Returns of Inventory. If at any time or times
                  hereafter any Account Debtor returns any Inventory to Borrowers the shipment of which generated an Account on which such Account Debtor is obligated in excess of $35,000, Borrowers shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

         6.4      Administration of Equipment.

                           6.4.1 Records and Schedules of Equipment. Borrowers
                  shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                           6.4.2 Dispositions of Equipment. No Borrower will
                  sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $250,000 or less, provided that all proceeds thereof are remitted to Lender for application to the outstanding principal balance of the Term Loan (which proceeds shall be applied to regularly schedule installments of principal in inverse order of maturity), or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Lender at least 5 days prior written notice of such disposition.

         6.5      Payment of Charges. All amounts chargeable to Borrowers under
                  Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

         7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrowers warrant, represent and covenant to Lender that:

                           7.1.1 Organization and Qualification. Each Borrower
                  and each of their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and each of their respective Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D hereto and in all other states and jurisdictions in which the failure of such Borrower or such Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of such Borrower or such Subsidiaries.

                           7.1.2 Corporate Power and Authority. Each Borrower
                  and each of their respective Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower or any of their respective Subsidiaries; (ii) contravene any Borrower's or any of their respective Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower or any of their respective Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of their respective Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of their respective Subsidiaries is a party or by which any such Borrower of Subsidiary or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of their respective Subsidiaries.

                  7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of their respective Subsidiaries (to the extent a party thereto) enforceable against each of them in accordance with its respective terms.

                  7.1.4 Capital Structure. Exhibit E hereto states (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by each Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of each Borrower and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of each Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on Exhibit E hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of their respective Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

                           7.1.5 Corporate Names. No Borrower or any of
                  Borrowers' respective Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit F hereto. Except as set forth on Exhibit F, no Borrower or any of Borrowers' Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                           7.1.6 Business Locations; Agent for Process. Each
                  Borrower's and each of their respective Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, neither Borrowers nor any of their respective Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

                           7.1.7 Title to Properties; Priority of Liens. Each
                  Borrower and each of their respective Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrowers have paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                           7.1.8 Accounts. Lender may rely, in determining which
                  Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

                           (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                           (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason;

                           (v) Borrowers have made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                           (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                           (vii) To the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                           (viii) To the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                           7.1.9 Equipment. The Equipment is in good operating
                  condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrowers will not permit any of the Equipment to become affixed to any real Property leased to any Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

                           7.1.10 Financial Statements; Fiscal Year. The
                  Consolidated and consolidating balance sheets of Company and such other Persons described therein (including the accounts of all Subsidiaries of Company for the respective periods during which a Subsidiary relationship existed) as of December 31, 1995, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Company and such Persons at such dates and the results of Company's operations for such periods. Since December 31, 1995, there has been no material change in the condition, financial or otherwise, of Company and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrowers or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Company, Borrowers and each of their respective Subsidiaries ends on December 31st of each year.

                           7.1.11 Full Disclosure. The financial statements
                  referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as any Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of any Borrower or any of their respective Subsidiaries or the ability of any Borrower or any of their respective Subsidiaries to perform this Agreement or the other Loan Documents.

                           7.1.12 Solvent Financial Condition. Each Borrower and
                  each of their respective Subsidiaries is now and, after giving effect to the Loans and the provisions of Section 11.17 of this Agreement and the applicable reimbursement provisions of the Subordinated Debt Documents, at all times will be, Solvent.

                           7.1.13 Surety Obligations. No Borrower or any of such
                  Borrower's respective Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                           7.1.14 Taxes. Company's federal tax identification
                  number is 41-1642846. EPI's federal tax identification number is 47-0675821. PPI's federal tax identification number is 93-0814642. APP's federal tax identification number is 87-0463461. The federal tax identification number of each of Borrowers' Subsidiaries is shown on Exhibit G hereto. Company, Borrowers and each of their respective Subsidiaries have filed all federal, state and local tax returns and other reports any of them is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon any of them, any of their income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Company and Borrowers maintains reasonable reserves on their books therefor. The provision for taxes on the books of Company and Borrowers and their respective Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

                           7.1.15 Brokers. Except for fees payable to BA
                  Securities, Inc. in an amount not to exceed $345,000, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                           7.1.16 Patents, Trademarks, Copyrights and Licenses.
                  Each Borrower and each of their respective Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit H hereto.

                           7.1.17 Governmental Consents. Each Borrower and each
                  of their respective Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                           7.1.18 Compliance with Laws. Each Borrower and each
                  of their respective Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower or any of their respective Subsidiaries under any such law, rule or regulation. Each Borrower and each of their respective Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C.
                  ss 201 et seq.) as amended.

                           7.1.19 Restrictions. No Borrower or any of Borrowers'
                  Subsidiaries are or is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Borrower or any of their respective Subsidiaries are or is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit I hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrowers or any of their respective Subsidiaries, as applicable.

                           7.1.20 Litigation. Except as set forth on Exhibit J
                  hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of their respective Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of their respective Subsidiaries. No Borrower or any of Borrowers' respective Subsidiaries are or is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                           7.1.21 No Defaults. No event has occurred and no
                  condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower or any of Borrowers' respective Subsidiaries are or is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

                           7.1.22 Leases. Exhibit K hereto is a complete listing
                  of all capitalized leases of Borrowers and their respective Subsidiaries and Exhibit L hereto is a complete listing of all operating leases of Borrowers and their respective Subsidiaries. Each Borrower and each of their respective Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

                           7.1.23 Pension Plans. Except as disclosed on Exhibit
                  M hereto, no Borrower or any of Borrowers' Subsidiaries has any Plan. Each Borrower and each of their respective Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrowers or any of their respective Subsidiaries exists in connection with any Plan. No Borrower or any of Borrowers' respective Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                           7.1.24 Trade Relations. There exists no actual or
                  threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of their respective Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower or any of their respective Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or any of their respective Subsidiaries or prevent any Borrower or any of their respective Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                           7.1.25 Labor Relations. Except as described on
                  Exhibit N hereto, neither Borrowers nor any of their respective Subsidiaries are or is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrowers' or any of their respective Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrowers' or their respective Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

         7.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

         8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers covenant that, unless otherwise consented to by Lender in writing, they each shall:

                  8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their respective Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrowers' and each of their respective Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

                  8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

                  8.1.3 Financial Statements. Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Company's or Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                           (i) not later than 105 days after the close of each fiscal year of Company, unqualified audited (in respect to the Consolidated financial statements only) financial statements of Company and its Subsidiaries (including, without limitation, EPI PPI and APP) as of the end of such year, on a Consolidated and consolidating basis, certified (in respect to the Consolidated financial statements only) by a firm of independent certified public accountants of recognized standing selected by Company but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                           (ii) not later than 30 days after the end of each month hereafter, including the last month of Company's fiscal year, unaudited interim financial statements of Company and its respective Subsidiaries (including, without limitation, EPI, PPI and APP) as of the end of such month and of the portion of Company's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Company as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Company and its Subsidiaries (including, without limitation, EPI, PPI and APP) for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Company or Borrowers has or have made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Company or Borrowers files or file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

                           (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' and each of their respective Subsidiaries' financial condition or results of operations.

                  Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' or Company's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Company and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit O hereto executed by the Chief Financial Officer of Company.

                  Borrowers authorize Lender or its designated representatives to communicate directly with their independent certified public accountants and authorize those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules. At or before the initial Closing Date, Borrowers' shall cause Company to deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.1.3. Further within five (5) days after the earlier of the last day of each fiscal year of Company and the date Company engaged independent certified public accountants to audit Company's financial statements, Borrowers shall cause Company to deliver to such independent certified public accountants a letter from Company addressed to such independent certified public accountants indicating that it is a primary intention of Company in engaging such accountants that Lender relies upon such financial statements of Company and its Subsidiaries, including without limitation, EPI, PPI and APP.

                           8.1.4 Landlord and Storage Agreements. Provide Lender
                  with copies of all agreements between any Borrower or any of their respective Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                           8.1.5 Projections. No later than 30 days prior to the
                  end of each fiscal year of Borrowers, deliver to Lender Projections of Company and each Borrower on a Consolidated and unconsolidated basis for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

         8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers covenant that, unless Lender has first consented thereto in writing, they will not:

                           8.2.1 Mergers; Consolidations; Acquisitions. Merge or
                  consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, unless prior to the consummation of any such merger, consolidation or acquisition, Lender has consented in writing to such transaction, which consent shall not be unreasonably withheld or delayed.

                           8.2.2 Loans. Except as provided in Section 8.2.7
                  hereof, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except that if after giving effect to any such loan or advance, there is no existing and continuing Default or Event of Default and Availability exceeds One Million Dollars ($1,000,000), then EPI may make loans and advances to PPI and/or APP and PPI and/or APP may make loans and advances to EPI.

                           8.2.3 Total Indebtedness. Create, incur, assume, or
                  suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                           (i)     Obligations owing to Lender;

                           (ii) Subordinated Debt outstanding in respect to and the Subordinated Debt Documents;

                           (iii) Indebtedness of any Subsidiary of any Borrower to such Borrower;

                           (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and the applicable Borrowers or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the applicable Borrower or such Subsidiary and its independent accountants;

                           (v) Obligations to pay Rentals permitted by subsection 8.2.13;

                           (vi) Permitted Purchase Money Indebtedness;

                           (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                           (viii) Indebtedness of EPI to PPI and/or APP or Indebtedness of PPI and/or APP to EPI, to the extent any such Borrower was permitted to make such loan or advance pursuant to Section
         8.2.2. above;

                           (ix) Indebtedness outstanding under the Hastings Documents;

                           (x) Indebtedness outstanding under the Promissory Note and Stock Pledge Agreement;

                           (xi) Indebtedness under Capitalized Leases listed on Exhibit K;

                           (xii) Indebtedness incurred in connection with the acquisition of approximately 30 acres of vacant land in Hembree, Oregon, in a principal amount not to exceed One Hundred Three Thousand Dollars ($103,000); and

                           (xiii) Indebtedness not included in paragraphs (i) through (xii) above which does not exceed at any time, in the aggregate, the sum of $250,000.

                           8.2.4 Affiliate Transactions. Enter into, or be a
                  party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of any Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower than what would be obtainable in a comparable arm's length transaction with a Person not an Affiliate or stockholder of any Borrower or such Subsidiary.

                           8.2.5 Limitation on Liens. Create or suffer to exist,
                  or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Lender;

                           (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                           (iii) Liens arising in the ordinary course of any Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or materially impair the use thereof in the operation of any Borrower's business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                           (v) Liens securing Indebtedness of one of the Borrowers' Subsidiaries to any Borrower or another such Subsidiary;

                           (vi) such other Liens as appear on Exhibit P hereto;

                           (vii) Liens on approximately 30 acres of vacant land in Hembree, Oregon, securing the Indebtedness described in Section 8.2.3(xii);

                           (viii) Liens securing Indebtedness outstanding under that certain Redevelopment Contract between the City of Hastings, Nebraska and EPI and related notes, documents and agreements; and

                           (ix) such other Liens as Lender may hereafter approve in writing.

                           8.2.6 Subordinated Debt and Other Indebtedness. Make,
                  or permit any Subsidiary of any Borrower to make, any payment or repurchase of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Intercreditor and Subordination Agreement relative thereto or other subordination agreement relative thereto. Except for regularly scheduled (as of the Closing Date) payments of principal and interest, make or permit any Subsidiary of any Borrower to make any payment or repurchase of any part or all of any of the Indebtedness outstanding under the Hastings Documents or the Promissory Note and Stock Pledge Agreement. Amend or modify any of the Subordinated Debt Documents, the Hastings Documents or the Promissory Note and Stock Pledge Agreement in any manner adverse to Borrower or Lender. The foregoing notwithstanding:

                           (i) Borrower may prepay or repurchase up to Two Million Dollars ($2,000,000) of the principal amount of the Indebtedness outstanding under the Subordinated Debt Documents if, (x) after giving effect to any such prepayment or repurchase, there would exist and be continuing no Default or Event of Default, (y) immediately prior to such repayment or repurchase and immediately after such prepayment or repurchase the outstanding principal balance of the Revolving Credit Loan is $0, and (z) the funds used to effect such prepayment or repurchase are not the proceeds of Revolving Credit Loans; and

                           (ii) after effecting the prepayment or repurchase provided for in clause (i) above, Borrowers may prepay or repurchase up to an additional One Million Five Hundred Thousand Dollars ($1,500,000) of the principal amount of the Indebtedness outstanding under the Subordinated Debt Documents if (x) after giving effect to any such prepayment or repurchase, there would exist and be continuing no Default or Event of Default, (y) immediately prior to such prepayment or repurchase the outstanding principal balance of the Revolving Credit Loan is $0, (z) the funds used to effect such prepayment or repurchase are not the proceeds of Revolving Credit Loans, and (aa) Lender has elected in writing not to have the funds to be used to effect such prepayment or repurchase applied to a prepayment of the outstanding principal balance of the Term Loan. If Lender does elect to have such funds be applied to a prepayment of the Term Loan such prepayment shall be accompanied by the prepayment fee provided for in Section 4.2.3, shall be applied to installments of principal in inverse order of maturity, and shall be applied, pro rata, to the outstanding principal balance of the EPI Term Note, the PPI Term Note and the APP Term Note.

                           8.2.7 Distributions. Declare or make, or permit any
                  Subsidiary of any Borrower to declare or make, any Distributions; provided, however, that:

                           (a) immediately after the closing of the transactions contemplated hereby, Borrowers may make Distributions to Company in an amount not to exceed Four Million Twenty Thousand Dollars ($4,020,000) in order to permit Company to repay Four Million Twenty Thousand Dollars ($4,020,000) of Indebtedness owed under the Subordinated Debt Documents;

                           (b) EPI may make distributions to Company to permit Company to purchase or redeem shares of EPI's common stock, $0.01, par value, if (i) the aggregate purchase price for all such shares of common stock does not exceed (x) Five Hundred Seventy-Five Thousand Dollars ($575,000) for the period ending December 31, 1996 and (y) the lesser of the purchase price per share of such common stock multiplied by 157,000 shares of such common stock or $1,000,000 for each of the periods ending December 31, 1997 and December 31, 1998; and (ii) after giving effect to any such purchase there exists and is continuing no Default or Event of Default;

                           (c) Borrowers may make Distributions to the Company to allow the Company to pay dividends on the Company's preferred stock if after giving effect to any such Distribution there exists and is continuing no Default or Event of Default;

                           (d) APP may make Distributions to PPI;

                           (e) Borrowers may make Distributions or loans to the Company to (i) pay general operating expenses, provided such Distributions do not exceed $300,000 on an annual basis, and (ii) pay costs and expenses incurred by Blair in completing the transactions contemplated hereunder;

                           (f) If after giving effect to any such Distribution there would exist no Default or Event of Default, EPI and PPI may make Distributions to Company in amounts sufficient to permit Company to pay interest due on Company's Indebtedness outstanding pursuant to the Indebtedness outstanding pursuant to the Subordinated Debt Documents; and

                           (g) Any Borrower may make Distributions to Company to permit Company to prepay or repurchase Indebtedness outstanding under the Subordinated Debt Documents if such repurchase or prepayment is permitted pursuant to Section 8.2.6 above.

                           8.2.8 Capital Expenditures. Make Capital Expenditures
                  (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers and their respective Subsidiaries during any fiscal year of Borrowers exceeds the amount set forth opposite such fiscal year in the following schedule:

                  Fiscal Year Ending             Permitted Capital Expenditure
                  ------------------             -----------------------------

                  December 31, 1996                       $2,600,000
                  December 31, 1997                       $1,500,000
                  December 31, 1998 and each              $1,500,000
                  subsequent fiscal year

                           8.2.9 Disposition of Assets. Sell, lease or otherwise
                  dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except
                  (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to any Borrower by a Subsidiary of such Borrower or (iii) dispositions expressly authorized by this Agreement.

                           8.2.10 Stock of Subsidiaries. Permit any of their
                  respective Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                           8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any
                  customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                           8.2.12 Restricted Investment. Except as otherwise
                  permitted by Section 8.2.2, make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment.

                           8.2.13 Leases. Become, or permit any of their
                  respective Subsidiaries to become, a lessee under any operating lease (other than a lease under which any Borrower or any of their respective Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their respective Subsidiaries is then lessee would exceed $500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                           8.2.14 Tax Consolidation. File or consent to the
                  filing of any consolidated income tax return with any Person other than a Subsidiary of any Borrower or Company.

         8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                           8.3.1 Minimum Consolidated Adjusted Tangible Net
                  Worth. Maintain at all times within each of the following periods, a Consolidated Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

Period                                               Amount
------                                               ------
June 30, 1996 through and
including September 29, 1996                         ($1,000,000)

September 30, 1996 through and
including December 30, 1996                          ($100,000)

December 31, 1996 through and
including March 30, 1997                             $200,000

March 31, 1997 through and
including June 29, 1997                              $300,000

June 30, 1997 through and
including September 29, 1997                         $1,300,000

September 30, 1997 through and
including December 30, 1997                          $2,200,000

December 31, 1997 through and
including March 30, 1998                             $2,500,000

March 31, 1998 through and
including June 29, 1998                              $2,600,000

June 30, 1998 through and
including September 29, 1998                         $3,600,000

September 30, 1998 through and
including December 30, 1998                          $4,500,000

December 31, 1998 through and
including March 30, 1999                             $4,800,000

March 31, 1999 through and
including each fiscal quarter thereafter             $4,900,000

                           8.3.2 Consolidated Net Cash Flow. Achieve
                  Consolidated Net Cash Flow for each of the periods listed below equal to or greater than the amount set forth opposite such period:

Net Cash Flow                                        Amount
-------------                                        ------
January 1, 1996 through and
including June 30, 1996                              $150,000

January 1, 1996 through and
including September 30, 1996                         $650,000

January 1, 1996 through and
including December 31, 1996                          $500,000

January 1, 1997 through and
including March 31, 1997                             ($500,000)

January 1, 1997 through and
including June 30, 1997                              $150,000

January 1, 1997 through and
including September 30, 1997                         $650,000

January 1, 1997 through and
including December 31, 1997                          $500,000

January 1, 1998 through and
including March 31, 1998                             ($500,000)

January 1, 1998 through and
including June 30, 1998                              $150,000

January 1, 1998 through and
including September 30, 1998                         $650,000

January 1, 1998 through and
including December 31, 1998                          $500,000

January 1, 1999 through and
including March 31, 1999                             ($500,000)

                           8.3.3 Senior Interest Coverage Ratio. Achieve, at the
                  end of each fiscal quarter within the term hereof a Senior Interest Coverage Ratio equal to or greater than the ratio shown below for the quarter corresponding thereto:

Each Fiscal Quarter Ending                            Ratio
--------------------------                            -----
March 31                                              1.65 to 1

June 30                                               3.50 to 1

September 30                                          4.50 to 1

December 31                                           2.40 to 1


SECTION 9.  CONDITIONS PRECEDENT

                  Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, including all documents, instruments, agreements and schedules listed in the Schedule of Documents attached hereto and incorporated herein as Exhibit Q, all in form and substance satisfactory to Lender and its counsel.

         9.2      No Default. No Default or Event of Default shall exist.

         9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.4 Equity. Lender shall have received evidence satisfactory to it that not less than One Million Five Hundred Thousand Dollars ($1,500,000) in cash has been contributed as common equity to the capital of Company.

         9.5 Subordinated Debt. Lender shall have received evidence satisfactory to it that Blair, Company and Borrowers have executed and delivered the Amendment Agreement and that the Amendment Agreement will be in full force and effect upon the payment contemplated by Section 8.2.7 hereof. The terms and conditions of the Amendment Agreement shall be acceptable to Lender. Lender shall have received evidence satisfactory to it that, as of the Closing Date, at least Four Million Five Hundred Thousand Dollars ($4,500,000) shall remain outstanding under the Subordinated Debt Documents.

         9.6 Availability. Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than Two Million Dollars ($2,000,000).

         9.7 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         9.8 Net Operating Carry Forward. Lender shall have received evidence satisfactory to it from the Company and its counsel that Company's net operating loss carry forward shall be available to be applied against Company's and Borrowers' consolidated taxable income for each tax year within the term hereof in a manner consistent with projections provided to Lender prior to the Closing.

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

                           10.1.1 Payment of Interest, Principal and Fees.
                  Borrowers shall fail to pay any interest or principal due in respect to outstanding Revolving Credit Loans, the Term Loan or any fees payable in respect to unused Revolving Credit Loans on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                           10.1.2 Payment of Other Obligations. Borrowers shall
                  fail to pay any of the Obligations (other than interest and principal due in respect to outstanding Revolving Credit Loans, the Term Loan or any fees payable in respect to unused Revolving Credit Loans) on or within five (5) days after the due date for such Obligation (whether due at stated maturity, on demand, upon acceleration or otherwise).

                           10.1.3 Misrepresentations. Any representation,
                  warranty or other statement made or furnished to Lender by or on behalf of Company, Borrowers, any Subsidiary of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

                           10.1.4 Breach of Specific Covenants. Borrowers shall
                  fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.2
                  or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant.

                           10.1.5 Breach of Other Covenants. Borrowers shall
                  fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within five (5) days after the sooner to occur of any Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of any Borrower; provided, however, that if a cure cannot be effected within such five (5) day period, Borrowers shall have ten (10) additional days to effect such cure if during such ten-day period Borrowers are diligent in pursuing such a cure.

                           10.1.6 Default Under Security Documents/Other
                  Agreements. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

                           10.1.7 Other Defaults. There shall occur any default
                  or event of default on the part of any Borrower under any agreement, document or instrument to which any Borrower is a party or by which any Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                           10.1.8 Uninsured Losses. Any material loss, theft,
                  damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                           10.1.9  Intentionally Omitted.

                           10.1.10 Insolvency and Related Proceedings. Any
                  Borrower or Company shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower or Company under the Bankruptcy Code (if against any Borrower or Company, the continuation of such proceeding for more than 30 days), or any Borrower or Company shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                           10.1.11 Business Disruption: Condemnation. There
                  shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or Company for a period which significantly affects any Borrower's or Company's capacity to continue its business, on a profitable basis; or any Borrower, any Subsidiary of any Borrower or Company shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Borrower or Company which is necessary to the continued or lawful operation of its business; or any Borrower or Company shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or Company leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                           10.1.12 Change of Ownership. PPI shall cease to own
                  and control, beneficially and of record, all of the issued and outstanding capital stock of APP; Company shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of PPI and at least ninety-two percent (92%) of the issued and common stock of EPI; or The Spell Group shall cease to own and control, beneficially and of record, at least ten percent (10%) of the issued and outstanding capital stock of Company, on a fully diluted basis after giving effect to the exercise of all options and warrants and the conversion of the common stock of EPP and warrants and options for the common stock of EPI into common stock of the Company.

                           10.1.13 ERISA. A Reportable Event shall occur which
                  Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or Company is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Borrower's, such Subsidiary's or Company complete or partial withdrawal from such Plan.

                           10.1.14 Challenge to Agreement. Any Borrower, any
                  Subsidiary of any Borrower or Company, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                           10.1.15 Criminal Forfeiture. Any Borrower, any
                  Subsidiary of any Borrower or Company shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower, any Subsidiary of any Borrower or Company.

                           10.1.16 Judgments. Final judgment or judgments (after
                  the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Borrower or Company and the same shall not (i) be fully covered by insurance or other comparable bond, or (ii) within thirty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five days after the expiration of any such stay.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

         10.3 Other Remedies. Upon and during the continuance of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

                           10.3.1 All of the rights and remedies of a secured
                  party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                           10.3.2 The right to take immediate possession of the
                  Collateral, and to (i) require Borrower to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower, Borrowers agree not to charge Lender for storage thereof).

                           10.3.3 The right to sell or otherwise dispose of all
                  or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all in a commercially reasonable manner. Borrowers agree that 10 days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; third, to the principal of the Obligations; and fourth to the Borrowers or as otherwise directed by a court of competent jurisdiction. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

                           10.3.4 Lender is hereby granted a license or other
                  right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.  MISCELLANEOUS

         11.1 Power of Attorney. Borrowers hereby irrevocably designate, make, constitute and appoint Lender (and all Persons designated by Lender) as Borrowers' true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrowers and in any Borrowers' or Lender's name, but at the cost and expense of Borrowers:

                           11.1.1 At such time or times upon or during the
                  continuation of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrowers' name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; provided that Lender may at any time endorse any Borrower's name on any checks, notes, acceptance, drafts, money orders or other evidence of payment in order to effect the deposit of such items in a Dominion Account.

                           11.1.2 At such time or times upon or during the
                  continuation of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable;
                  (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrowers' name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and deal with all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;
                  (vii) endorse the name of Borrowers upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
                  (viii) endorse the name of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

         11.2 Indemnity. Borrowers hereby agree to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrowers' failure to observe, perform or discharge Borrowers' duties hereunder; provided, however, Borrowers shall have no obligation to indemnify Lender for any losses, costs, damages, penalties, forfeitures, claims or expenses arising from Lender's gross negligence or wilful misconduct. In addition, Borrowers shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrowers' or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder [and any such participation, sale, assignment, transfer or other disposition shall be at Lender's sole cost and expense.] In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrowers agree that they will use their best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents at no out-of-pocket cost to Borrowers. Borrowers further agree that Lender may disclose credit information regarding Borrowers and their respective Subsidiaries to any potential participant or assignee.

         11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender permitted under Section 11.3 hereof.

         11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Lender:                         Fleet Capital Corporation
                  20800 Swenson Drive
                  Suite 350
                  Waukesha, WI  53186
                  Attention:  Sandra Evans
                  Facsimile No.: (414) 798-4882

         With a copy to:                       Vedder, Price, Kaufman & Kammholz
                  222 North LaSalle Street
                  Suite 2600
                  Chicago, IL  60601
                  Attention:  John T. McEnroe
                  Facsimile No.:  (312) 609-5005

         If to Borrowers:                      Eagle Pacific Industries, Inc.
                  2430 Lincoln Centre
                  333 South Seventh Street
                  Minneapolis, MN  55402
                  Attention:  William Spell, President and COO
                  Facsimile No.:  (612) 371-9651

         With a copies to:                     Eagle Plastics, Inc.
                  146 North Maple
                  Hastings, Nebraska  68902
                  Attention:  Pat Mertens
                  Facsimile No.:  (402) 461-3343

                  and

                  Fredrickson & Byron, P.A.
                                               900 Second Avenue South
                                               1100 International Centre
                                               Minneapolis, MN  55402
                                               Attention:  Dobson West and
                                                Lynn Gardin
                                               Facsimile No.:  (612) 347-7077

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

         11.9 Lender's Consent. Except as may be otherwise expressly provided, whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         11.10 Credit Inquiries. Borrowers hereby authorize and permit Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of its Subsidiaries.

         11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         11.12 Entire Agreement. This Agreement and other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral and written.

         11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE AND FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWERS OR LENDER, BORROWERS HEREBY CONSENT AND AGREE THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE ACTUAL RECEIPT THEREOF. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         11.15 WAIVERS BY BORROWER. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
                  COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD (OTHER THAN IN RESPECT OF LENDER'S ACTS OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT); (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERS WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         11.16 Publicity. Borrowers hereby consent to Lender's use of the name or tradestyle of Borrowers in any announcements or advertisements relating to the completion of the transactions contemplated hereby and the role played by Lender in providing financing to Borrowers hereunder in such media and in such manner as Lender, in its sole discretion, determines.

         11.17 Reimbursement. The undertaking by Borrowers to repay the Obligations and each representation, warranty or covenant of Borrowers are and shall be joint and several. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrower for the amount of such excess pro rata, based on their respective net worths as of the date hereof. This Section 11.17 is intended only to define the relative rights of the Borrowers, and nothing set forth in Section 11.17 is intended or shall impair the obligations of each Borrower, jointly and severally, to pay Lender the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning of this Agreement.

         EAGLE PLASTICS, INC.


         By:
                                       Name:
                                       Title:



         PACIFIC PLASTICS, INC.


         By:
                                       Name:
                                       Title:



         ARROW PACIFIC PLASTICS, INC.


         By:
                                       Name:
                                       Title:



         ACCEPTED IN CHICAGO, ILLINOIS:

         FLEET CAPITAL CORPORATION
         ("Lender")


         By:
                                       Name:  Brian L. Tornow
                                       Title:  Vice President




         APPENDIX A

         GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated as of May 10, 1996, by and among Fleet Capital Corporation and Eagle Plastics, Inc., Pacific Plastics, Inc. and Arrow Pacific Plastics, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquired any interest.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

                  ALTA Survey - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1986, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of Chicago Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "To [Name of Applicable Borrower], Fleet Capital Corporation and Chicago Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986. (signed (SEAL) License No. __________".

                  Amendment Agreement - shall have the meaning contained in the definition of Subordinated Debt Documents.

                  APP Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) the remainder of Sixteen Million Five Hundred
                  Thousand Dollars ($16,500,000) minus the outstanding principal balance of Revolving Credit Loans made to EPI and PPI; or

                           (ii) an amount equal to:

                                    (a) up to eighty-five percent 85%, of the
                           net amount of Eligible Accounts of APP outstanding at such date;

         PLUS

                                    (b) the lesser of (1) Eight Million Dollars
                           ($8,000,000) minus the outstanding principal amount of Revolving Credit Loans made to EPI and PPI based on EPI's and PPI's Eligible Inventory; or (2) up to fifty-five percent (55%), of the value of Eligible Inventory of APP at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

                  For purposes hereof, the net amount of Eligible Accounts of APP at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                  APP Term Loan - shall have the meaning contained in Section
         1.2.1 of the Agreement.

                  APP Term Note - the Secured Promissory Note to be executed by APP on or about the Closing Date in favor of Lender to evidence the APP Term Loan, which shall be in the form of Exhibit A-3 to the Agreement.

                  Availability - the aggregate amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) is subtracted from the sum of (x) the EPI Borrowing Base plus (y) and the PPI Borrowing Base plus (z) the APP Borrowing Base. If the amount outstanding is equal to or greater than the sum of (x) the EPI Borrowing Base plus (y) the PPI Borrowing Base plus (z) the APP Borrowing Base, Availability is 0.

                  Bank - Fleet National Bank.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Blair - William Blair Mezzanine Capital Fund, L.P.

                  Board - the Board of Governors of the Federal Reserve System of the United States of America.

                  Borrower Guaranties - The Continuing Guaranty Agreements which are to be executed by each Borrower in form and substance satisfactory to Lender.

                  Business Day - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States dollars in the London interbank foreign currency deposits market and on which the Lender is conducting business and on which banks may conduct business in London, England, Chicago, Illinois, and New York, New York and (ii) when used with respect to the other provisions of this Agreement, shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed either in the State of Illinois or in the State of Wisconsin.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made under the Agreement.

                  Code - the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect.

                  Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Commitment Termination Date - the earliest of (i) May 9, 1999;
         (ii) the date of termination of the Commitment to make further Revolving Credit Loan pursuant to Section 4.2.1 or 4.2.2 hereof; and
         (iii) the date of termination of the Commitment to make further Revolving Credit Loans pursuant to Section 10.2 hereof.

                  Company - Eagle Pacific Industries, Inc., a Minnesota corporation.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Consolidated Adjusted Net Earnings From Operations - with respect to any fiscal period, means the Consolidated net earnings (or loss) after provision for income taxes for such fiscal period of Company as reflected on the financial statement of Company supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                           (i) any gain or loss arising from the sale of capital assets;

                           (ii) any gain arising from any write-up of assets;

                           (iii) earnings of any Subsidiary of Company or any Borrower accrued prior to the date it became a Subsidiary;

                           (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Company or any Borrower, realized by such corporation prior to the date of such acquisition;

                           (v) net earnings of any business entity (other than a Subsidiary of any Borrower) in which Company or any Borrower has an ownership interest unless such net earnings shall have actually been received by Company or any Borrower in the form of cash distributions;

                           (vi) any portion of the net earnings of any Subsidiary of Company or any Borrower which for any reason is unavailable for payment of dividends to Company or any Borrower;

                           (vii) the earnings of any Person to which any assets of Company or any Borrower shall have been sold, transferred of disposed of, or into which any Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                           (viii) any gain arising from the acquisition or disposition of any Securities of Company or any Borrower; and

                           (ix) any gain arising from extraordinary or non-recurring items.

                  Consolidated Adjusted Tangible Assets - all Consolidated assets of Company except: (i) any surplus resulting from any write-up of assets subsequent to December 31, 1995; (ii) deferred assets, including all prepaid expenses; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense;
         (vii) assets located outside the United States of America or Mexico and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

                  Consolidated Adjusted Tangible Net Worth - at any date means a sum equal to:

                           (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Consolidated Adjusted Tangible Assets of Company would be shown on a balance sheet at such date in accordance with GAAP, minus

                           (ii) the amount at which Company's Consolidated liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

                  Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP excluding the Loans and current maturities of any long-term Indebtedness.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - as defined in subsection 2.1.2 of the Agreement.

                  Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

                  Dominion Account - a special account of Lender established by Borrowers pursuant to the Agreement at a bank selected by Borrowers, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

                  EBIT - with respect to any fiscal period, the sum of Company's Consolidated net earnings (or loss) before interest expense and taxes for said period as determined in accordance with GAAP.

                  Eligible Account - an Account arising in the ordinary course of Borrowers' business from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                           (i) it arises out of a sale made by a Borrower to a
                  Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of a Borrower; or

                           (ii) it is unpaid for more than 30 days after the
                  original due date shown on the invoice; or

                           (iii) it is due or unpaid more than 210 days after
                  the original invoice date; or

                           (iv) 25% or more of the Accounts from the Account
                  Debtor are not deemed Eligible Accounts hereunder; or

                           (v) the total unpaid Accounts of the Account Debtor
                  exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

                           (vi) any covenant, representation or warranty
                  contained in the Agreement with respect to such Account has been breached; or

                           (vii) the Account Debtor is also a Borrower's
                  creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                           (viii) the Account Debtor has commenced a voluntary
                  case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           (ix) it arises from a sale to an Account Debtor
                  outside the United States or Canada (other than Quebec), unless the sale is on letter of credit, guaranty or acceptance terms in each case acceptable to Lender in its sole discretion; or

                           (x) it arises from a sale to the Account Debtor on a
                  bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                           (xi) the Account Debtor is the United States of
                  America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. '203 et seq., as amended); or

                           (xii) the Account is subject to a Lien other than a
                  Permitted Lien; or

                           (xiii) the goods giving rise to such Account have not
                  been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xiv) the Account is evidenced by chattel paper or an
                  instrument of any kind, or has been reduced to judgment; or

                           (xv) Any Borrower has made any agreement with the
                  Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                           (xvi) Any Borrower has made an agreement with the
                  Account Debtor to extend the time of payment thereof.

                  Eligible Inventory - such Inventory of Borrowers (other than packaging materials and supplies) which Lender, in its reasonable credit judgments deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                           (i) it is not raw materials or finished goods that
                  is, in Lender's opinion, readily marketable in its current form; or

                           (ii) it is not in good, new and saleable condition;
                  or

                           (iii) it is slow-moving, obsolete or unmerchantable;
                  or

                           (iv) it does not meet all standards imposed by any
                  governmental agency or authority; or

                           (v) it does not conform in all respects to the
                  warranties and representations set forth in the Agreement,

                           (vi) it is not at all times subject to Lender's duly
                  perfected, first priority security interest and no other Lien except a Permitted Lien;

                           (vii) it is not situated at a location in compliance
                  with the Agreement or is in transit; or

                           (viii) is not situated at a location in the United
                  States of America.

                  Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

                  EPI Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) the remainder of Sixteen Million Five Hundred
                  Thousand Dollars ($16,500,000) minus the outstanding principal balance of the Revolving Credit Loans made to PPI and APP; or

                           (ii) an amount equal to:

                                    (a) up to eighty-five percent 85%, of the
                           net amount of Eligible Accounts of EPI outstanding at such date;

         PLUS

                                    (b) the lesser of (1) the remainder of Eight
                           Million Dollars ($8,000,000) minus the outstanding principal of Revolving Credit Loans made to PPI and APP based on PPI's and APP's Eligible Inventory; or
                           (2) up to fifty-five percent (55%), of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

         For purposes hereof, the net amount of Eligible Accounts of EPI at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                  Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrowers' operations or owned by Borrowers or in which any Borrower has an interest, whether now owned or hereafter acquired by any Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  EPI Term Loan - shall have the meaning contained in Section
         1.2.1 of the Agreement.

                  EPI Term Note - the Secured Promissory Note to be executed by EPI on or about the Closing Date in favor of Lender to evidence the EPI Term Loan, which shall be in the form of Exhibit A-1 to the Agreement.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 10.1 of the Agreement.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - all general intangibles of Borrowers, whether now owned or hereafter created or acquired by Borrowers, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrowers to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

                  Guaranty - the Continuing Guaranty Agreement which is to be executed by Company in form and substance satisfactory to Lender.

                  Hastings Documents - that certain Redevelopment Contract between the City of Hastings, Nebraska, and EPI and related Promissory Notes.

                  Indebtedness - as applied to a Person means, without duplication

                           (i) all items which in accordance with GAAP would be
                  included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                           (ii) all obligations of other Persons which such
                  Person has guaranteed,

                           (iii) all reimbursement obligations in connection
                  with letters of credit or letter of credit guaranties issued for the account of such Person, and

                           (iv) in the case of Borrowers (without duplication),
                  the Obligations.

                  Intercreditor and Subordination Agreement - the Intercreditor and Subordination Agreement to be dated on or about the Closing Date by and between Lender and Blair and acknowledged by Company and Borrowers in respect to the Indebtedness evidenced by the Subordinated Debt Documents.

                  Inventory - all of Borrowers' inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrowers, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrowers' business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrowers.

                  Investment Property - all of Borrowers' investment property, whether now owned or hereinafter acquired by Borrowers, including, without limitation, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and contracts.

                  Legal Requirement - any requirement imposed upon Lender or any Participating Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

                  LIBOR Interest Payment Date - with respect to any LIBOR Portion, the last day of the applicable LIBOR Period.

                  LIBOR Option - the option granted pursuant to Section 3.1(B) to have the interest on all or any portion of the principal amount of the Term Loan or Revolving Credit Loans based on a LIBOR Rate.

                  LIBOR Period - any period, selected as provided in Section 3.1(B) of 1 month, 2 months or 3 months, commencing on any Business Day, subject to the provisions of Section 3.1(B); provided, however, that no LIBOR Period shall extend beyond the last day of the Original Term, unless Borrowers and Lender have agreed to an extension of the Original Term beyond the expiration of the LIBOR Period in question. If any LIBOR Period so elected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Lender in accordance with the then current banking practice in London. Each determination by the Lender of LIBOR Period shall, in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis for such determination.

                  LIBOR Portion - that portion of the Revolving Credit Loans or of the Term Loan specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $1,000,000, which does not exceed the outstanding balance of Revolving Credit Loan and/or Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

                  LIBOR Rate - with respect to any LIBOR Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (a) the Base LIBOR Rate ( as hereinafter defined) and (b) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the LIBOR Portion specified in the applicable LIBOR Request are offered to Bank, in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. Each determination by Lender of any LIBOR Rate shall in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis of such determination.

                  LIBOR Request - a notice in writing (or by telephonic communication confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on all or a portion of the Revolving Credit Loan and/or Term Loan be based on the LIBOR Rate, specifying:
         (i) the first day of the LIBOR Period, (ii) the length of the LIBOR Period consistent with the definition of that term, and (iii) a dollar amount of the LIBOR Portion consistent with the definition of such term.

                  LIBOR Revolving Loan Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $1,000,000, which does not exceed the outstanding balance of Revolving Credit Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

                  LIBOR Term Portion - that portion of the Term Loan specified in a LIBOR Request which is not less than $1,000,000, which does not exceed the outstanding balance of Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

                  Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrowers or any one of them; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrowers or any one of them, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;
         (iii) Indebtedness that constitutes a Capitalized Lease Obligation;
         (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrowers under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrowers.

                  Mortgages - the mortgages, deeds of trust, security deeds and/or leasehold mortgages to be executed by a Borrower on or about the Closing Date in favor of Lender and by which a Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Borrowers located in or at (i) Hastings, Nebraska and (ii) 21500 Northwest Plastics Drive, Hillsboro, Oregon.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Cash Flow - for any period, means Company's (i) Consolidated Adjusted Net Earnings from Operations for such period, plus (ii) Consolidated depreciation and amortization expenses for such period, plus (iii) Consolidated deferred taxes for such period, all as determined in accordance with GAAP minus (iv) Consolidated Capital Expenditure minus (v) all principal payments (other than principal payments made in respect to the Revolving Credit Loans and in respect to Indebtedness for Money Borrowed owed to FirsTier Bank, National Association, Bank of America, Oregon or payments made in respect to outstanding Indebtedness under the Subordinated Loan Debt Documents on the Closing Date to the extent permitted by Section 8.2.7(a) of the Agreement) made within such period in respect of Indebtedness for Money Borrowed.

                  New Mortgages - as defined in Section 5.3 of the Agreement.

                  Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

                  Original Term - as defined in Section 4.1 of the Agreement.

                  Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

                  Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the sum of the EPI Borrowing Base, the PPI Borrowing Base and the APP Borrowing Base.

                  Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  Permitted Liens - any Lien of a kind specified in subsection
         8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000). For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                  PPI Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) the remainder of Sixteen Million Five Hundred
                  Thousand Dollars ($16,500,000) minus the outstanding principal balance of Revolving Credit Loans made to EPI and APP; or

                           (ii) an amount equal to:

                                    (a) up to eighty-five percent 85%, of the
                           net amount of Eligible Accounts of PPI outstanding at such date;

         PLUS

                                    (b) the lesser of (1) Eight Million Dollars
                           ($8,000,000) minus the outstanding principal amount of Revolving Credit Loans made to EPI and APP based on EPI's and APP's Eligible Inventory; or (2) up to fifty-five percent (55%), of the value of Eligible Inventory of PPI at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

         For purposes hereof, the net amount of Eligible Accounts of PPI at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                  PPI Term Loan - shall have the meaning contained in Section
         1.2.1 of the Agreement.

                  PPI Term Note - the Secured Promissory Note to be executed by PPI on or about the Closing Date in favor of Lender to evidence the PPI Term Loan, which shall be in the form of Exhibit A-2 to the Agreement.

                  Prime Portion - that portion of the Revolving Credit Loans and the Term Loan not subject to a LIBOR Option.

                  Projections - Company's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Company's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Promissory Note and Stock Pledge Agreement - that certain Promissory Note and Stock Pledge Agreement dated as of July 10, 1995 between Company, Pacific Acquisition Corp., PPI and the selling shareholder signatories thereto, as in effect on the Closing Date.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  Rentals - as defined in subsection 8.2.12 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i) investments in one or more Subsidiaries of
                  Borrowers to the extent existing on the Closing Date;

                           (ii) Property to be used in the ordinary course of
                  business;

                           (iii) Current Assets arising from the sale of goods
                  and services in the ordinary course of business of Borrowers and their respective Subsidiaries;

                           (iv) investments in direct obligations of the United
                  States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                           (v) investments in certificates of deposit maturing
                  within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                           (vi) investments in commercial paper given the
                  highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  Revolving Credit Loan - a Loan made by Lender as provided in
         Section 2.1 of the Agreement.

                  Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  Security Documents - the Mortgages, any New Mortgage, the Patent Assignment, the Trademark Assignments and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Interest Coverage Ratio - with respect to any period of determination, the ratio of Consolidated (i) EBIT for such period to
         (ii) Senior Interest Expense for such period, all as determined in accordance with GAAP.

                  Senior Interest Expense - with respect to any fiscal period, the interest expense incurred by Borrowers for such period in respect to all Indebtedness for Money Borrowed (other than Indebtedness outstanding pursuant to the Subordinated Debt Documents) as determined in accordance with GAAP owing by Borrowers to Lender for such period.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and
         (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  Spell Group - shall mean collectively William H. Spell, Harry
         W. Spell, Richard W. Perkins, Bruce A. Richard, any of their spouses or any family trust which is controlled by any of the foregoing.

                  Statutory Reserves - a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Bank or Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to bank or Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, provided that no adjustment shall reduce Statutory Reserves below the amount in effect on the Closing Date. At the Borrower's request, the Lender shall provide Borrowers with Lender's calculations of Statutory Reserves.

                  Subordinated Loan Agreement - shall mean the Debenture Acquisition Agreement (as defined in the definition of Subordinated Debt Documents) together with all amendments and modifications thereto, including without limitation, the Amendment Agreement.

                  Subordinated Debt Documents - that certain Debenture Acquisition Agreement ("Debenture Acquisition Agreement") dated as of March 16, 1995 by and among Blair, EPI and Company with any notes, documents, instruments, agreements, guaranties, exhibits or schedules executed and/or delivered in connection therewith, and all amendments and modifications thereto, including without, limitation, that certain Amendment Agreement ("Amendment Agreement") of even date herewith by and among Blair, EPI, PPI, APP and Company.

                  Subordinated Debt - Indebtedness of Borrowers that is subordinated to the Obligations in a manner satisfactory to Lender, including, without limitation, Indebtedness outstanding pursuant to the Subordinated Debt Documents.

                  Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Tax - in relation to any LIBOR Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by any Legal Requirement (i) to be paid by Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrowers to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

                  Term Loan - collectively, the EPI Term Loan, the PPI Term Loan and the APP Term Loan.

                  Term Note - collectively, the EPI Term Note, the PPI Term Note and the APP Term Note.

                  Trademark Assignment - the Trademark Security Agreement to be executed by Borrowers on or about the Closing Date in favor of Lender and by which Borrowers shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations all of Borrowers' right, title and interest in and to all of its trademarks.

                  Total Credit Facility - Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000).

                  Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  Warrants - shall have the meaning contained in the Amendment Agreement.

                  OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.





         EXHIBIT A-1

         SECURED PROMISSORY NOTE


$3,275,000                                                          May 10, 1996
         Chicago, Illinois


         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Connecticut corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

         This Secured Promissory Note (the "Note") is the EPI Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower, Pacific Plastics, Inc. ("PPI") and Arrow Pacific Plastics, Inc. ("APP") and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                  (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

                  (b) Principal shall be due and payable monthly commencing on June 1, 1996, and continuing on the first day of each month thereafter to and including the first day of the month in which the Commitment Termination occurs, in installments of Thirty-Nine Thousand Dollars ($39,000) each; and

                  (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

         This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower, PPI and APP may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

         Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

         EAGLE PLASTICS, INC.,
         a Nebraska corporation ("Borrower")


         By:
              Name:
              Title:




EXHIBIT A-2

         SECURED PROMISSORY NOTE


$3,775,000                                                          May 10, 1996
         Chicago, Illinois


         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Connecticut corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

         This Secured Promissory Note (the "Note") is the PPI Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower, Eagle Plastics, Inc. ("EPI") and Arrow Pacific Plastics, Inc. ("APP") and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

         (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

         (b) Principal shall be due and payable monthly commencing on June 1, 1996, and continuing on the first day of each month thereafter to and including the first day of the month in which the Commitment Termination occurs, in installments of Forty-Five Thousand Dollars ($45,000) each; and

         (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

         This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower, EPI and APP may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

         Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

         PACIFIC PLASTICS, INC.,
         an Oregon corporation ("Borrower")


         By:
              Name:
              Title:




EXHIBIT A-3

         SECURED PROMISSORY NOTE


$950,000                                                            May 10, 1996
         Chicago, Illinois


         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Connecticut corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Nine Hundred Fifty Thousand Dollars ($950,000), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

         This Secured Promissory Note (the "Note") is the APP Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower, Eagle Plastics, Inc. ("EPI") and Pacific Plastics, Inc. ("PPI") and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         For so long as no Event of Default shall have occurred the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

         (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

         (b) Principal shall be due and payable monthly commencing on June 1, 1996, and continuing on the first day of each month thereafter to and including the first day of the month in which the Commitment Termination occurs, in installments of Eleven Thousand Three Hundred Dollars ($11,300) each; and

         (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

         Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

         This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower, EPI and PPI may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

         Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered in Chicago, Illinois, on the date first above written.

         ARROW PACIFIC PLASTICS, INC.,
         a Utah corporation ("Borrower")


         By:
              Name:
              Title: